                                                                      Exhibit 21


                 SUBSIDIARIES OF THE COLUMBIA GAS SYSTEM, INC.
                            as of December 31, 1994



                                                                                    State of
             Segment / Subsidiary                                                Incorporation
- ---------------------------------------------------                          --------------------
Oil and Gas Operations
   Columbia Gas Development Corporation                                      Delaware
   Columbia Natural Resources, Inc.                                          Texas

Transmission Operations
   Columbia Gas Transmission Corporation                                     Delaware
   Columbia Gulf Transmission Company                                        Delaware

Distribution Operations
   Columbia Gas of Kentucky, Inc.                                            Kentucky
   Columbia Gas of Maryland, Inc.                                            Delaware
   Columbia Gas of Ohio, Inc.                                                Ohio
   Columbia Gas of Pennsylvania, Inc.                                        Pennsylvania
   Commonwealth Gas Services, Inc.                                           Virginia

Other Energy Operations
   Columbia Atlantic Trading Corporation                                     Delaware
   Columbia Coal Gasification Corporation                                    Delaware
   Columbia Energy Services Corporation                                      Kentucky
   Columbia Gas System Service Corporation                                   Delaware
   Columbia LNG Corporation                                                  Delaware
   Columbia Propane  Corporation                                             Delaware
   Commonwealth Propane, Inc.                                                Virginia
   TriStar Ventures Corporation                                              Delaware
   TriStar Capital Corporation                                               Delaware